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                                    EXHIBIT B

                                                                  Execution Copy

          THE SECURITIES REPRESENTED BY THIS WARRANT (AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES STATUTE. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT (I) AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE SECURITIES STATUTE, OR (II) AN OPINION OF COUNSEL FOR The HOLDER, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.

 Shares Issuable                              100,000 shares of the Common Stock
                                              of Cyrk, Inc., a Delaware
                                              corporation


                               WARRANT TO PURCHASE
                             SHARES OF COMMON STOCK

                            Expires February 12, 2003

THIS CERTIFIES THAT, for value received, Ty Warner ("Purchaser"), is entitled to purchase up to 100,000 shares (as adjusted pursuant to the provisions hereof) (the "Shares-) of the fully paid and nonassessable Common Stock, $.01 par value (the "Common Stock") of Cyrk, Inc., a Delaware corporation (the "Company"), for a price per share equal to $10.25 or the adjusted price per share determined in accordance with Section 4 of this Warrant (the "Warrant Price"), subject to the provisions and upon the terms and conditions hereinafter set forth. As used herein, the term "warrant Shares" shall mean the Company's presently authorized Common Stock, or any stock into or for which such Common Stock shall have been or may hereafter be converted or exchanged company as pursuant from time t(degree) to the such Certificate of Incorporation (hereinafter the "Certificate of Incorporation"), and the term "Grant Date" shall mean February 12, 1998.

     1. TERM. Subject to the provisions of this Warrant, the purchase right represented by this Warrant is exercisable, in whole or in part, at any time and from time To time from and after the Grant Date and prior to February 12, 2003.



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     2.   METHOD OF EXERCISE.

     2.1. STANDARD METHOD. The purchase right represented by this Warrant may be exercised by the holder hereof, in whole or in part and from time to time by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A duly executed) at the principal office of the Company and by the payment to the Company, by certified or bank check or by wire transfer, of an amount equal to the then applicable Warrant Price per share multiplied by the number of Warrant Shares then being purchased. The person or persons in whose name (s) any certificate(s) representing Warrant Shares shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the shares represented thereby (and such shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised and the then applicable Warrant Price paid. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of stock so purchased shall be delivered to the holder hereof as soon as possible and in any event within thirty days of receipt of such notice and payment of the then applicable Warrant Price and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the warrant Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof as soon as possible and in any event within such thirty-day period.

     2.2 NET ISSUE EXERCISE.

          (a) In lieu of exercising this Warrant, the Holder may elect to receive shares equal to the value of this Warrant (or the portion thereof being exercised) by surrender of this Warrant at the principal office of the Company together with notice of such election in which event the Company shall issue to Holder a number of shares of the Company's Common Stock computed using the following formula:

                                 Y (A-B)
                              X= -------
                                    A
Where

               X = the number of shares of Common Stock to be issued to the Molder.

               Y = the number of shares of Common Stock purchasable under this Warrant or portion thereof being exercised.



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               A =   the fair market value of one share of the Company's
                     Common Stock.

               B = the Warrant Price (as adjusted to the date of such calculations).

     (b) For purposes of this Section, fair market value of one share of the Company's Common Stock shall be based on the average of the closing bid and asked prices of the Company's Common Stock as reported by the Nasdaq National Market for the twenty trading days prior to the date of determination of fair market value.

     3. STOCK FULLY PAID; RESERVATION OF SHARES. All Warrant Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by the Warrant may be exercised, the Company will at all times have authorized and reserved for the purpose of issuance upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of Warrant Shares warrant to provide for the exercise of the right represented by this

     4. ADJUSTMENT OF WARRANT PRICE AND NUMBER OF SHARES. The number and kind of securities purchasable upon the exercise of the Warrant and the Warrant Price shall be determined, and shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

          4.1 RECLASSIFICATION OR MERGER. In case of any reclassification, change or conversion of securities of the class issuable upon exercise of this Warrant (other than a change in pay value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or in case of any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation, as the case may be, shall execute a new Warrant (in form and substance satisfactory to the holder of this Warrant) providing that the holder of this Warrant shall have the right to exercise such new Warrant and upon such exercise to receive, in lieu of each share of Common Stock therefore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change or merger by a holder of one share of Common Stock. Such new Warrant shall provide for adjustments



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that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Paragraph 4. The provisions of this Section 4.1 shall similarly apply to successive reclassification, changes, mergers and transfers.

          4.2 SUBDIVISIONS OR COMBINATION OF SHARES. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its Common Stock, the Warrant Price shall be proportionately adjusted.

          4.3 STOCK DIVIDENDS. If the Company at any time while this Warrant is outstanding and unexpired shall pay a dividend payable in shares of Common Stock (except any distribution specifically provided for in the foregoing Sections 4.1 and 4.2), then the warrant Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (a) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution (assuming the conversion, exchange or exercise of all securities convertible into, exchangeable for or exercisable for Common Stock), and (b) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution (assuming the conversion, exchange or exercise of all securities convertible into, exchangeable for or exercisable for Common Stock).

          4.4 NO IMPAIRMENT. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Article 4 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

     5. NOTICE OF ADJUSTMENTS. Whenever the Warrant Price or number of Warrant Shares shall be adjusted pursuant to the provisions hereof, the Company shall within thirty (30) days of such adjustment deliver a certificate signed by its chief financial officer to the registered holder(s) hereof setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price after giving effect to such adjustment.



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     6.   FRACTIONAL SHARES. No fractional Warrant Shares will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Warrant Price then in effect.

     7.   COMPLIANCE WITH SECURITIES ACT; DISPOSITION OF WARRANT OR WARRANT
SHARES.

          7.1 COMPLIANCE WITH SECURITIES ACT. The holder of this Warrant, by acceptance hereof, confirms as to itself the representations made by the holder in Article IV of the Securities Purchase Agreement dated as of the date hereof by and among the Purchaser and the Company (the "PURCHASE AGREEMENT") and agrees to the placement of a restrictive transfer legend on this Warrant and the certificates representing the Warrant Shares in accordance with the terms hereof.

          7.2 DISPOSITION OF WARRANT AND WARRANT SHARES. With respect to any offer, sale or other disposition of this Warrant or any Warrant Shares acquired pursuant to the exercise of this Warrant prior to registration of such Warrant Shares, the holder hereof and each subsequent holder of this Warrant agrees to give written notice to the Company thereto, describing briefly the manner thereof, together with a written opinion of such holder's counsel, if reasonably requested by the Company (and, in such case, such counsel and opinion must be reasonably acceptable to the Company), to the effect that such offer, sale or other disposition may be effected without registration or qualification under the Securities Act of 1933 (the "Act") as then in effect and/or any other federal or state law then in effect of this Warrant or such Warrant Shares and indicating whether or not under the Act certificates for this Warrant or such Warrant Shares to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to insure compliance with the Act. Each certificate representing this Warrant or the Warrant Shares thus transferred (except a transfer pursuant to Rule 144) shall bear a legend as to the applicable restrictions on transferability in order to insure compliance with the Act, unless in the aforesaid opinion of counsel for the holder, such legend is not required in order to insure compliance with the Act.

     8. NO RIGHTS AS SHAREHOLDER. No holder of the Warrant, as such, shall be entitled to vote or receive dividends or be deemed the holder of Warrant Shares or any other securities of the Company which may at any time be issuable on the exercise thereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right of vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or



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otherwise until this Warrant shall have been exercised and the Warrant Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

     9. REPRESENTATIONS AND WARRANTIES. The Company hereby represents and warrants that this Warrant is issued and delivered on the basis of the following:

          9.1 AUTHORIZATION AND DELIVERY. This Warrant has been duly authorized and executed by the Company and when delivered will be the valid and binding obligation of the Company enforceable in accordance with its terms;

          9.2 WARRANT SHARES. The Warrant Shares have been duly authorized and reserved for issuance by the Company and, when issued and paid for in accordance with the terms hereof, will be validly issued, fully paid and nonassessable;

          9.3 NO INCONSISTENCY. The execution and delivery of this warrant are not, and the issuance of the Warrant Shares upon exercise of this Warrant in accordance with the terms hereof will not be, inconsistent with the Company's Certificate of Incorporation or by-laws, do not and will not contravene any law, governmental rule or regulation, judgment or order applicable to the Company, and do not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which the Company is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration with or the taking of any action in respect of or by, any Federal, state or local government authority or agency or other person.

     10. MODIFICATION AND WAIVER. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

     11. NOTICES. Any notice, request or other document required or permitted to be given or delivered to the holder hereof or the Company shall be delivered by facsimile where confirmation of receipt by the receiving party's receiver can be documented, or delivered by hand, or shall be sent by reputable overnight courier, certified or registered mail, postage prepaid, to each such holder at its address as shown on the books of the Company or the Company at the address indicated therefor on the signature page of this Warrant.

     12. BINDING EFFECT ON SUCCESSORS. This Warrant shall be binding upon any corporation succeeding the Company by merger or consolidation, and all of the obligations of the Company relating to the Warrant Shares issuable upon the exercise of this Warrant shall be as set forth in the Company's Certificate of




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Incorporation and the Company's by-laws (each as amended from time to time) and shall survive the exercise and termination of this Warrant and all of the covenants and agreements herein and in such other documents and instruments of the Company shall insure to the benefits of the successors and assigns of the holder hereof.

     13. LOST WARRANTS OR STOCK CERTIFICATES. The Company covenants to the holder hereof that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant or any stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate, or like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

     14. DESCRIPTIVE HEADINGS. The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

     15. GOVERNING LAW. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware.




                                        CYRK, INC.


                                        By: /s/ Patrick D. Brady
                                            --------------------------------


                                        Address: 21 Pond Road
                                                 Gloucester, MA 01930

                                        Date: February 12 1998





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                                    EXHIBIT A


                               NOTICE OF EXERCISE

To:

     1. The undersigned hereby elects to purchase ___ shares of Common Stock of Cyrk, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

     2. Please issue a certificate or certificates representing said shares in the name of the undersigned or, subject to compliance with the restrictions on transfer set forth in Section 7 of the Warrant, in such other name or names as are specified below:


                           --------------------------
                                     (Name)

                           --------------------------

                           --------------------------

                           --------------------------
                                    (Address)

     3. The undersigned represents that the aforesaid shares being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.


                                      ------------------------------------------


Signature


---------------------------------
Date



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